Exhibit 99.1

Inphi Corporation Announces Fourth Quarter and Full Year 2010 Results

Full Year 2010 Revenues of $83 Million Represent 41% Annual Growth

SANTA CLARA, Calif., February 2, 2011 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed analog semiconductor solutions for the communications and computing markets, today announced results for its fourth quarter and full year ended December 31, 2010.

Revenue for the fourth quarter was $21.1 million, compared with $17.2 million for the fourth quarter of 2009.

As reported under U.S. generally accepted accounting principles (GAAP), fourth quarter 2010 net income was $3.0 million, or $0.11 per diluted share, compared with GAAP net income of $2.7 million, or $0.03 per diluted common share, for the fourth quarter of 2009.

Gross margin on a GAAP basis for the fourth quarter of 2010 was 65.2% of revenue, compared to 61.9% of revenue for the fourth quarter of 2009.

Inphi reports net income, gross margin, and earnings per share in accordance with GAAP and additionally on a non-GAAP basis. A reconciliation of the preliminary GAAP to non-GAAP net income, gross margin, and earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of the press release.

Gross margin on a Non GAAP basis for the fourth quarter of 2010 was 65.5% of revenue, compared to 62.0% of revenue for the fourth quarter of 2009.

Non-GAAP net income for the fourth quarter of 2010 was $2.5 million, or $0.10 per diluted share. This compared with non-GAAP net income of $3.1 million or $0.16 per diluted share for the fourth quarter of 2009. The largest difference in the earnings per share number is driven by the issuance of common stock, primarily the 7.8 million shares issued the Company’s initial public offering in November 2010.

“Inphi had an outstanding year in 2010 with revenue growth from our leading high-speed analog products of more than forty percent,” said Young K. Sohn, President and CEO of Inphi. “We believe 2011 will bring exciting opportunities and challenges as we continue to deliver new innovations for datacenter and networking environments. We believe we are well positioned to succeed with our networking products and our Isolation Memory Buffer technology—all designed to solve bandwidth challenges in next generation communications and computing systems.”

Recent Highlights

•	Reached milestone of more than 100 million high-speed analog semiconductors shipped, demonstrating continued demand for Inphi’s high-performance solutions across multiple market segments.

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Announced Advanced Register for DDR3 Memory Module Applications – the Inphi INSSTE32882UV-GS02 register for high-performance servers, workstations and high reliability networking and telecom systems. This product offers a low-power, high-speed registering clock driver designed to help meet the challenge of reducing energy consumption in next-generation data centers while reducing core power consumption by 100 mW, and designed to satisfy the rigorous demand for high-speed timing accuracy.

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Announced Expanded 100 Gbps Portfolio – the expansion of our 100 Gbps coherent product portfolio with the new Inphi IN3212SZ Single-Ended Mach-Zehnder Driver that is designed to enable the rollout of next generation 40 Gbps, 100 Gbps and cloud computing network infrastructures.

Full Year 2010 Results

For the year ended December 31, 2010 revenue was $83.2 million representing 41% growth over revenue of $58.9 million in 2009. GAAP net income for 2010 was $26.1 million, or $0.61 per diluted share on approximately 8.5 million diluted weighted average common shares outstanding, compared with GAAP net income of $7.3 million, or $0.05 per diluted share on approximately 2.8 million diluted weighted average common shares outstanding, for 2009.

Non GAAP net income for the year ended December 31, 2010 was $9.9 million or approximately $0.46 per diluted weighted average common share outstanding assuming the conversion of preferred shares into common for the entire year. This compared with non-GAAP net income of $8.5 million or $0.49 per diluted weighted average common shares outstanding including the assumed conversion of preferred shares into common for the year ended December 31, 2009.

Business Outlook

The following statements are based on our current expectations for the first quarter of 2011. These statements are forward looking and actual results may differ materially.

•	Revenues are expected to be approximately flat with the fourth quarter of 2010,

•	GAAP Gross Margin and Non GAAP gross margin are expected to be approximately 65 percent.

•	Stock-based compensation expense is expected to be in the range of $0.9 million to $ 1.0 million.

•	GAAP net income is expected to be in the range of $1.9 million to $ 2.3 million, or $0.06 -$0.08 per diluted share on approximately 29.2 million diluted weighted average shares outstanding.

•	Non-GAAP net income, excluding stock-based compensation expense, is expected to be between $ 2.6 million and $3.0 million, or $0.09- $0.11 per diluted share.

Quarterly Conference Call Today

Inphi plans to hold a conference call at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today with Young K. Sohn, President and Chief Executive Officer, and John S. Edmunds, Vice President and Chief Financial Officer, to discuss fourth quarter and full year 2010 results.

The call can be accessed by dialing 888-396-2298; international callers should dial 617-847-8708, participant passcode: 25072204. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s Website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed analog semiconductor solutions for the communications and computing markets, providing high signal integrity at leading-edge data speeds that are designed to address bandwidth bottlenecks in networks, minimize latency in computing environments and enable the rollout of next generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, storage platforms, test and measurement equipment and military systems. To learn more about Inphi, visit www.inphi.com.

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Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the fourth quarter conference call regarding Inphi Corporation, which are not historical facts, are “forward- looking statements” within the meaning the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements relating to expectations of future revenue, stock-based compensation expenses, net income and operating margin performance, benefits of using non-GAAP financial measures, opportunities for datacenter and networking environments, future success for various products, the demand for our solutions, our ability to enable the rollout of next generation products and other operating prospects. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-tem purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification process; ability to develop new or enhance products in a timely manner; market development of and demand for the Company’s products, reliance on third parties to manufacture, assemble and test products; ability to compete and other risks inherent in fabless semiconductor businesses. In addition actual results could differ materially due to changes in tax rates or tax benefits available as well as changes in claims that may or may not be asserted as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Registration Statement on Form S-1, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi is a registered trademark of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Amy Lee

Inphi

408-217-7333

alee@inphi.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenue	$21,146	$17,160	$83,193	$58,852
Cost of revenue	7,352	6,541	29,438	21,269

Gross margin	13,794	10,619	53,755	37,583

Operating expenses:
Research and development	6,870	4,099	23,781	17,847
Sales and marketing	2,352	2,268	8,823	7,704
General and administrative	2,409	1,296	9,212	3,947

Total operating expenses	11,631	7,663	41,816	29,498

Income from operations	2,163	2,956	11,939	8,085
Other income (expense)	(113)	71	(50)	73

Income before income tax	2,050	3,027	11,889	8,158
Provision (benefit) for income tax	(925)	306	(14,242)	829

Net income	$2,975	$2,721	$26,131	$7,329

Net income allocable to common stockholders	$2,795	$137	$5,240	$130

Earnings per share:
Basic	$0.20	$0.08	$1.03	$0.08

Diluted	$0.11	$0.03	$0.61	$0.05

Weighted-average shares used in computing earnings per share:
Basic	13,700,174	1,802,099	5,086,169	1,668,876
Diluted	24,869,317	4,462,788	8,546,537	2,785,277

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(in thousands of dollars)
Cost of revenue	$48	$14	$107	$31
Research and development	470	163	1,381	475
Sales and marketing	202	82	526	238
General and administrative	202	107	691	421

	$922	$366	$2,705	$1,165

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

	December 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$110,172	$19,061
Accounts receivable, net	10,052	7,981
Inventories	5,095	3,942
Deferred tax assets and other current assets	5,245	374

Total current assets	130,564	31,358
Property and equipment, net	7,206	3,114
Goodwill and intangible assets, net	7,471	—
Deferred tax assets and other assets	13,716	—

Total assets	$158,957	$34,472

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$6,692	$4,438
Deferred revenue	2,647	3,383
Accrued expenses and other current liabilities	4,338	3,482

Total current liabilities	13,677	11,303
Other liabilities	2,594	285

Total liabilities	16,271	11,588

Convertible preferred stock	—	77,616

Stockholders’ equity (deficit):
Common Stock	25	2
Additional paid-in capital	176,505	6,041
Accumulated deficit	(34,644)	(60,775)
Accumulated other comprehensive income	800	—

Total stockholders’ equity (deficit)	142,686	(54,732)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$158,957	$34,472

INPHI CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands of dollars, except share and per share amounts)

To supplement the audited financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, taxes related to the transition to a more international business structure and the release of the valuation allowance on our deferred tax assets. It also includes the assumed conversion of all outstanding shares of preferred stock into shares of common stock which occurred in connection with the initial public offering. These non-GAAP financial measures are not in accordance with GAAP, and do not serve as an alternative to GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of Gross Margin, net income, earnings per share and weighted average shares outstanding in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands of dollars, except share and per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2010		2009		2010		2009
GAAP net income	$2,975		$2,721		$26,131		$7,329
Adjusting items to GAAP net income:
Operating expenses related to stock-based compensation expense, net of tax effect	751	(a)	366	(a)	2,388	(a)	1,151	(a)
Transitional tax effects of moving to an internationally based structure	1,345	(b)	—		5,357	(b)	—
Reversal of valuation allowance on deferred tax assets	(2,573	)(c)	—		(24,023	)(c)	—

Non-GAAP net income	$2,498		$3,087		$9,853		$8,480

Shares used in computing GAAP basic earnings per share	13,700,174		1,802,099		5,086,169		1,668,876
Weighted average effect of the assumed conversion of convertible preferred stock from the beginning of each period	7,397,706	(d)	14,481,700	(d)	12,776,077	(d)	14,481,700	(d)

Shares used in computing non-GAAP basic earnings per share	21,097,880		16,283,799		17,862,246		16,150,576

Shares used in computing GAAP diluted earnings per share	24,869,317		4,462,788		8,546,537		2,785,277
Weighted average effect of the assumed conversion of convertible preferred stock from the beginning of each period	—		14,481,700	(d)	12,776,077	(d)	14,481,700	(d)

Shares used in computing non-GAAP diluted earnings per share	24,869,317		18,944,488		21,322,614		17,266,977

Non-GAAP earnings per share:
Basic	$0.12		$0.19		$0.55		$0.53

Diluted	$0.10		$0.16		$0.46		$0.49

GAAP gross margin as a % of revenue	65.2%		61.9%		64.6%		63.9%
Stock-based compensation:
Cost of revenue	0.3%		0.1%		0.1%		0.0%

Non-GAAP gross margin as a % of revenue	65.5%		62.0%		64.7%		63.9%

(a)	Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(b)	Reflects the transitional tax effects in 2010 of moving to an internationally based structure. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(c)	Reflects the tax benefit as a result of the reversal of the valuation allowance established against deferred tax assets. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(d)	The shares used to compute non-GAAP basic and diluted earnings per share include the assumed conversion of all outstanding shares of preferred stock into shares of common stock using the as-if converted method as of the beginning of each period presented or the date of issuance, if later. In November 2010, in connection with the closing of our initial public offering, all of our outstanding preferred stock was converted into shares of our common stock.